UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Sidney St.

Cambridge, Massachusetts 02139

(Address of principal executive offices, including zip code)

(734) 418-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2015, Vericel Corporation (the “Company”) and Stonepine Capital, LP (the “Investor”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) pursuant to which the Investor exchanged an aggregate of 1,250,000 shares of the Company’s Common Stock for 1,250 shares of the Company’s Series A Convertible Preferred Stock (the “Exchange”). The Exchange is expected to close on or around December 23, 2015.

A copy of the Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of Series A Convertible Preferred Stock pursuant to the Exchange Agreement is incorporated herein by reference. At the closing of the Exchange transaction described in Item 1.01 above, the Class A Convertible Preferred Stock will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Exchange, the Company intends to designate 1,250 shares of its authorized and unissued preferred stock as Series A Convertible Preferred Stock and anticipates filing a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Michigan Department of Licensing and Regulatory Affairs on or before December 23, 2015 (the “Certificate of Designation”), the form of which is attached hereto as Exhibit 3.1. Each share of Series A Convertible Preferred Stock is convertible into 1,000 shares of the Company’s common stock, no par value (“Common Stock”), at any time at the holder’s option. The holder, however, will be prohibited from converting Series A Convertible Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the shares of the Company’s Common Stock then issued and outstanding or, upon such holder’s written election, 14.99% of the shares of the Company’s Common Stock then issued and outstanding. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series A Convertible Preferred Stock will receive a payment equal to any declared but unpaid dividends before any proceeds are distributed to the holders of Common Stock, after any proceeds are distributed to the holder of the Company’s Series B-1 Non-Voting Convertible Preferred Stock and Series B-2 Voting Convertible Preferred Stock (together, the “Series B Convertible Preferred Stock”) and pari passu with any distributions to the holders of the Company’s Common Stock. Shares of Series A Convertible Preferred Stock will have no voting rights, except as required by law and except where the consent of holders of a majority of the outstanding Series A Convertible Preferred Stock would be required to amend the terms of the Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock will be entitled to receive dividends at the same time as the shares of Common Stock.

The description of the terms of the Series A Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

10.1	Securities Exchange Agreement, effective December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERICEL CORPORATION

By:	/s/ Gerard Michel
Gerard Michel
Chief Financial Officer and Vice President, Corporate Development

Date: December 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

10.1	Securities Exchange Agreement, effective December 18, 2015